Exhibit 4.1

NUMBER	COMPLETE PRODUCTION SERVICES, INC.	SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 20453E 10 9

THIS CERTIFIES THAT
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER
SHARE, OF COMPLETE PRODUCTION SERVICES, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

/s/ James F. Maroney, III. SECRETARY	COMPLETE PRODUCTION SERVICES, INC. CORPORATE SEAL DELAWARE	/s/ Joseph C. Winkler PRESIDENT

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED
SIGNATURE

(REVERSE)
COMPLETE PRODUCTION SERVICES, INC.
The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT ______________	Custodian ______________
TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act _________________________ (State)
Additional abbreviations may also be used though not in the above list.

For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

______________________________________________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.